Exhibit d(2)(b)

AMENDMENT NO. 1

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 1 to the INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of October 30, 2020, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (“VALIC”), and PINEBRIDGE INVESTMENTS LLC (the “Sub-Adviser”).

WITNESSETH:

WHEREAS, VALIC and VALIC Company I, a Maryland corporation (the “Company”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended (the “Advisory Agreement”), pursuant to which VALIC has agreed to provide investment management, advisory and administrative services to the Company; and

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company; and

WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated March 26, 2010 (the “Subadvisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain investment series (the “Covered Funds”) of the Company, as listed on Schedule A to the Subadvisory Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Covered Funds.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Subadvisory Agreement as follows:

1.      Section 10. Notices. Section 10 is hereby deleted in its entirety and restated as follows:

10.    Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:

The Variable Annuity Life Insurance Company

2919 Allen Parkway

Houston, Texas 77019

Attn: Mutual Fund Legal

With a copy to:

SunAmerica Asset Management, LLC

Harborside 5

185 Hudson Street, Suite 3300

Jersey City, NJ 07311

Attn: General Counsel

If to SUB-ADVISER:

PineBridge Investments LLC

Park Avenue Tower, 65 East 55th Street

New York, New York 10022

Attn: Michael J. Raso

mike.raso@pinebridge.com

With a copy to:

PineBridge Investments LLC

Park Avenue Tower, 65 East 55th Street

New York, New York 10022

Attn: Legal Department

2.    Schedule A Amendment. Schedule A to the Subadvisory Agreement is hereby amended to reflect that the Sub-Adviser will manage the assets of each of the Aggressive Growth Lifestyle Fund, Conservative Growth Lifestyle Fund, Core Bond Fund and Moderate Growth Lifestyle Fund and shall be compensated on those assets managed, in accordance with Section 2 of the Subadvisory Agreement, at the fee rate reflected in Schedule A attached hereto.

3.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

5.    Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ KEVIN J. ADAMSON
Name: Kevin J. Adamson
Title: Authorized Signatory

PINEBRIDGE INVESTMENTS LLC

By:	/s/ MICHAEL J. KELLY
Name: Michael J. Kelly
Title: Managing Director, Global Head of Multi-Asset

SCHEDULE A

(Effective October 30, 2020)

VC I Portfolios

Aggressive Growth Lifestyle Fund	0.10%

Asset Allocation Fund	0.25% on first $300 million 0.225% on next $200 million 0.20% on assets over $500 million

Capital Conservation Fund	0.25% on first $200 million 0.20% on next $300 million 0.15% on assets over $500 million

Conservative Growth Lifestyle Fund	0.10%

Core Bond Fund	0.25% on first $200 million 0.20% on next $300 million 0.15% on assets over $500 million

International Government Bond Fund	0.25% on first $200 million 0.20% on next $300 million 0.15% on assets over $500 million

Moderate Growth Lifestyle Fund	0.10%

VC II Portfolios

Aggressive Growth Lifestyle Fund	0.10%

Conservative Growth Lifestyle Fund	0.10%

Core Bond Fund	0.25% on first $200 million 0.20% on next $300 million 0.15% on assets over $500 million

Moderate Growth Lifestyle Fund	0.10%

Strategic Bond Fund	0.35% on first $200 million 0.25% on next $300 million 0.20% over $500 million